PROJECT DEVELOPMENT AGREEMENT

          This Project Development Agreement, ("PDA"), dated August 7, 2001, is executed by Millennium Ventures LLC, a Delaware, USA limited liability company "(MEVCO"), and Regent Exploration, Inc., a Nevada USA corporation ("REGENT"). MEVCO and REGENT are referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

          WHEREAS, REGENT wishes to form a power development company to pursue power generation development and acquisition projects near REGENT'S existing and future exploration and production core areas in the United States and aborad; and

          WHEREAS, MEVCO wishes to assist REGENT with project development, management, operating and financing; and

          WHEREAS, the Parties desire to work together toward the potential development of a greenfield gas-fired electric power generation project near REGENT's exploration assets commonly referred to as the Four Corners Properties in the Four Corners Region of New Mexico, with a projected capacity of approximately 100 MW, commonly referred to as the Four Corners Energy Center Project (the "Project"); and

          WHEREAS,   the  Parties  have  entered  into  a  Consulting  Agreement
("Consulting Agreement"), under separate cover, by which MEVCO will seek to bring acquisition targets in the Four Corners Region to Regent, and

          WHEREAS, the Parties wish to jointly conduct a power generation site feasibility study and submit an electrical interconnect request to the appropriate New Mexico regulatory agency ("NMRA"), the ("Request") on terms and conditions which are satisfactory to each of them, for the rights to build and operate the Project; and

          WHEREAS, the Parties wish to enter this PDA to set forth certain preliminary understandings with respect to the Interconnect Request and the Project;

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Purpose. This PDA sets forth certain preliminary terms and conditions under which the ------- Parties intend to prepare and submit the NMRA Interconnect Request, receive NMRA approval, and, if successful, to develop the Project. The Parties shall use commercially reasonable efforts to (a) submit a Request to develop the Project within commercially competitive parameters, (b) obtain a Tolling-of-Power purchase contract for the Project on terms reasonably acceptable to them, (c) obtain long-term non-recourse financing for the Project on terms reasonably acceptable to them, (d) successfully negotiate and execute all agreements necessary or appropriate for development of the Project, inclusive of a site purchase agreement, and (e) if economically and technically feasible, execute a fuel supply management agreement with Regent Exploration Company.

          In addition, each of the Parties shall be individually responsible for the activities indicated on Exhibit A attached hereto. As used therein, the terms "Lead" or "co-Lead" refer to the Party or Parties who are primarily (but not exclusively) responsible for the planning, management, negotiation and implementation of the indicated task. The terms "Review" and "Participate" shall refer to the necessity for obtaining such Party's approval prior to any major undertaking with respect to the indicated task, with the term "Participate" indicating a more active role in planning and implementation than the term "Review". The Parties contemplate that, if the Request is successful, they will form a limited liability company, which will become the owner (the "Owner") of the Project. The limited liability company shall be organized in a jurisdiction, which will advance the activities of the Parties and result in the lowest possible tax liabilities. The Parties agree to name the Owner company "Four Corners Energy Center, LLC".

2. Exclusive Development. The Parties shall work exclusively with each other to develop the Project during the term of this PDA. Each Party agrees that it shall not solicit or engage in negotiations with any other corporation, partnership, firm, entity or person regarding the development, construction, ownership or operation of the Project. This PDA shall not extend to any activities or relationships by or among the Parties other than with respect to the Project. Nothing in this PDA shall preclude or restrict either Party from conducting its business as it determines in its sole discretion other than in connection with the Project.

3. Transfer of Interests. Each of the original Parties to this PDA may assign its rights in the Project to one of the other Parties, or to one of its affiliates, as long as the assigning Party provides such assurances as may be necessary from time to time to assure lenders to the Project as well as the other Party that the affiliate has the ability to meet the financial commitments and other obligations of the assigning Party. If a Party (an "Assigning" "Party") wishes to assign its interest in the Project to another Party, it must first notify each of the other Parties (the "Other Parties") in writing of such assignment, providing in the notice the name of the intended assignee, the intended assignee's most recent balance sheet and the terms and conditions to apply to the intended assignment. Each of the Other Parties shall have the option to acquire its pro-rata share (based on its percentage equity interest when compared to the total equity interest of the Other Parties) of the interest to be conveyed upon giving written notice of such effect within fifteen (15) calendar days of its receipt of the Assigning Party's notice based on the terms and conditions specified in such notice. If any one of the Other Parties elects not to increase its interest in the Project pursuant to this section (a "Declining Party"), it shall so notify the Parties in writing and the remaining Other Parties shall then have the option, to be exercised within fifteen (15) calendar days of receipt of the Declining Party's notice, of acquiring an additional pro-rata share of the interest declined by the Declining Party. Notwithstanding the foregoing, the Other Parties choosing to acquire the

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Assigning  Party's  interest  may  agree  to  do  so  based  on  any  particular percentages agreed upon by them. Except as set forth in this Section 3, no Party may transfer all or any portion of its rights or obligations in this PDA or prospective rights or obligations in the Project, including its rights to develop, construct, own or operate the Project, to any person without the unanimous written consent of the other Parties, however the Parties may by unanimous consent add one or more Parties to this PDA by assigning portions of their interests to any such new party. For purposes of this PDA, "affiliate" means in relation to any Party, a person which (x) directly or indirectly controls that Party; (y) is directly or indirectly controlled by that Party; or
(z) is under common control with that Party.

4. Unanimous Action. Except as expressly set forth in this PDA, all material decisions relating to the Project shall be made by the unanimous agreement of all of the Parties. Without limiting the foregoing, it shall take the unanimous consent of the Parties to retain any attorney, consultant or other adviser to undertake work on behalf of the Project. The scope of all work to be performed by any such attorney, consultant or adviser shall be set forth in writing, and the Parties shall prepare and approve a budget and obtain proposals for such work before approving the retention. The Parties agree to work together to control the costs of all attorneys, consultants and other advisers. Notwithstanding the foregoing, the Parties acknowledge that Energy Generation Corporation and Taylor-DeJongh Inc., will provide, during the term of this PDA, engineering and financial analysis services to the Project on the most favorable terms and prices as are generally available to the best customers of Energy Generation Corporations and Taylor-DeJongh Inc.

5. Terms of the Interconnect Request. The terms and conditions of the Request, other than pricing, shall be made by the unanimous agreement of all the Parties. The Parties shall seek in good faith to agree unanimously on the technical requirements for the Request and the site purchase agreement as provided by REGENT. If after submitting the Request, the Parties do not receive permission to interconnect into the NMRA grid, then either Party may, acting by itself or with one or more of the other Parties (inclusive of third Parties), continue to pursue the Project using a different plant configuration. If within sixty (60) calendar days after notification by NMRA of their denial of the Request, neither Party elects to pursue the Project, then this PDA shall terminate and neither Party shall be responsible to the other for any additional costs and/or obligations subject only to the obligations included in section 18 herein.

6. Ownership. The Parties contemplate that the allocation of ownership of the Project will be as follows:


          MEVCO                            25%
          REGENT                           75%

The ownership percentages set forth above shall be the basis for the benefits, rights, commitments and obligations that each Party will have in and to the Project (subject to variation in accordance with subsequent agreements), and shall be the basis for determining the amount of equity funding each Party must provide to the Owner from time to time. Before the formation of the Owner, all permits, assets or contract rights related to the Project held or obtained by any Party shall be held in trust in the agreed ownership percentages for the other Parties and for the Owner. Upon the formation of the Owner the Parties shall assign and transfer, for no additional consideration, all of their respective rights in the Project to the Owner and, thereafter, all development efforts and activities shall be undertaken in the name of and on behalf of the Owner. Upon the formation of the Owner the Parties shall cause the Owner to expressly assume all obligations undertaken by the Parties on the Owner's behalf.

It is understood that the Parties wish to allow the entry of a Strategic Partner to the Project who may provide the financial guarantee for a Tolling-of-Power Purchase Agreement. Entry of a Strategic Partner is defined as the date of execution of a Memorandum of Understanding or Letter of Intent for a Tolling-of-Power Purchase Agreement. In the event a Strategic Partner enters the Project by no later than January 1, 2002, and also wishes to become an equity participant in the Project, the Parties shall reallocate their respective ownership and control of the Project in the following minimum amounts:


     MEVCO:                                  25%
     REGENT:                                 25%
     STRATEGIC PARTNER:                      50%

7. Shareholder's Agreement. Each Party shall in good faith negotiate by no later than September 1, 2001, a Project Shareholder Agreement (the "PSA") containing more definitive terms and conditions regarding the corporate governance and development of the Project. The Parties agree that the ownership structure of the Project must be designed for the maximum benefit of the Project and the Parties, including the tax planning of the Parties.

8. Management. The Parties hereby appoint the following individuals as their Project Directors: for MEVCO: Phillip Gennarelli; for REGENT: John Ehrman. The Parties contemplate that the Project Directors will, among other things, meet regularly to discuss the progress of the Project, to schedule and coordinate future activities, to select attorneys, consultants and other advisers, to negotiate on behalf of the Project with third Parties, to negotiate the terms of the PSA, to prepare budgets and to approve and arrange for the payment of third-party costs. However, a Project Director shall have the authority to bind his or her respective Party only to the extent such authority is expressly conferred in writing by such Party from time to time or is subsequently ratified by such Party from time to time or is subsequently ratified by such Party, and no such authority is conferred by this PDA.

9. Costs. For future development costs, REGENT agrees to pay MEVCO a monthly development fee of $25,000 beginning the first of the month following introduction to an acquisition target as identified in the "Consulting Agreement", Exhibit A of even date hereto. The development fee will be due and payable on the first day of each succeeding month and shall extend for a period of six (6) months. After the PSA is executed, the development fee will be extended for a period of two (2) years and will be paid by the Owners. REGENT agrees to pay for one hundred percent (100% of all external third party costs as contained in an approved budget as set forth in Section 4. An initial budget of $250,00, inclusive of the development fees, has been approved by the Parties to complete the interconnect request to the NMRA and associated site feasibility study. REGENT agrees to pre-pay $25,000 of the development fee upon execution of this agreement. All fees shall be wired to MEVCO's account with Chase Manhattan Bank of Texas, ABA 11001150, Acct. No. 36780096035, located in Houston, Texas.

10. Preliminary Nature of Agreement. This PDA is not intended to obligate any Party to enter into the PDA or any other contract or agreement with any other Party. Rather, this PDA is intended merely as a statement of certain preliminary terms upon which the Parties intend to proceed with efforts to develop the Project. This PDA does not obligate any Party to finance any part of the Project, and does not bind or commit any Party to enter into any further agreements. No Party or third party shall bring any suit or assert any claim against any other Party based on this PDA as a result of a failure or inability of the Parties to (a) agree on the terms of, or enter into, the PDA, or (b) proceed with development of the Project. Each Party recognizes that the parties may not be able to agree on the terms of future agreements, and that their efforts to develop the Project may thereby terminate without liability on the part of any Party. Each Party recognizes that the development of projects such as the one contemplated by this PDA is a high-risk activity in terms of likelihood of success and that no Party in any way warrants or predicts that the Project will be successfully developed. No Parties, by reason of this PDA, shall be liable in contract or in tort for any special, indirect, incidental or consequential damages, including, but not limited to, loss of profits, loss of revenues, loss of use, loss of earnings, loss of productivity or loss of efficiency, arising out of or in connection with this PDA.

11. Withdrawal by Any Party. Any Party, in its sole discretion upon thirty (30) calendar days prior written notice to the other Parties, shall have the absolute right to withdraw from this PDA at any time. Upon withdrawal by a Party from this PDA, the withdrawing Party shall have no liability to any other Party except as provided pursuant to Section 18. Upon withdrawal by any Party, the other Parties shall be entitled to proceed with the development of the Project with out the withdrawing Party, and upon request of the non-withdrawing Parties the withdrawing Party shall assign or transfer to the non-withdrawing Parties all of its right, title and interest in and to the Project on a pro-rata basis or in any other proportions agreed to by all of the non-withdrawing Parties, including any contracts with third Parties or permits then held in the name of the withdrawing Party. The withdrawing Party shall use commercially reasonable efforts to ensure that its withdrawal is done in a manner that will not have a material adverse impact on the Project. The withdrawing Party (a) shall have no claim against the other Parties, the Owner or the Project, (b) shall have no rights in or to the Project, and (c) shall have no right to reimbursement of any of its expenses incurred in connection with the Project except as otherwise provided in Section 5.

The Parties agree that any party may withdraw from this DTPA, and the request for NMRA interconnection for the Project covered thereby, at any time after submission of such request with not attendant liability whatsoever, with the exception of the potential liability addressed in section 18 herein.

Upon withdrawal by a Party under such circumstances, the other Parties shall be entitled to proceed with the development of the Project without the withdrawing Party. The withdrawing Party shall assign to the non-withdrawing Parties proportionately all of its right, title and interest in and to the Project, including any contracts with third Parties or permits then held in the name of the withdrawing Party. Upon the transfer by the non-withdrawing Parties of the referenced interest, such non-withdrawing Parties shall assume the obligations of the withdrawing Party under any letters of credit required by the project and indemnify the withdrawing Party with respect to such obligations, unless the non-withdrawing Party notifies the withdrawing Party in writing within fifteen
(15) calendar days of such assignment of its refusal to do so. If the non-withdrawing Parties assume the obligations of the withdrawing Party under the letters of credit, the non-withdrawing parties shall also immediately thereafter provide additional security to the issuer of the letters of credit which is necessary to support the added interest acquired from the withdrawing Party and to protect the credit issuer in the event the letter of credit is called for payment. If, in good faith, the non-withdrawing parties determine that they cannot assume such credit obligations, the withdrawing Party shall remain responsible to the credit issuer for the obligations owed thereunder attributable to its previously held interest in the Project.

12. Compliance with Laws. Each party represents and warrants that it has conducted its affairs and activities with respect to the Project in accordance with all applicable laws. Each Party shall comply with any law, rule or regulation under the laws of all jurisdictions, which is or may be applicable to it in the conduct of its business relating to the Project or the Owner's business. No Party shall take any action that would subject any party to liability, penalty or forfeiture under any and all laws, rules, regulations or decrees of any governmental authority. Without limiting the foregoing, no Party shall make or authorize any payment or give anything of value directly or indirectly to an official of NMRA or any other governmental body for the purpose of influencing an act or decision in his official capacity or inducing him to use his influence with that government with respect to the Project or the Owner. Likewise, no Party shall make or authorize any payment to any government agency, political party or political candidate for the purpose of influencing any official act or decision, or inducing such entity or person to use any influence with that government with respect to the Project or the Owner. Each Party shall keep its books and records in such a fashion that its compliance with the foregoing may be readily audited, and shall permit any other Party to conduct such an audit at the auditing Party's expense. Any Party that fails to comply with this Section shall indemnify the other Parties from and against any and all claims, losses, damages, liabilities, expenses and costs of whatever nature arising out of or connected with such noncompliance, including reasonable attorney fees and costs. Each Party agrees to execute certificates acknowledging its ongoing compliance with this Section from time to time at the request of any other Party.

13. Governing Law. This PDA shall be interpreted in accordance with and governed by the substantive laws of Texas, without regard to the conflicts of law principles thereof.


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14. Relationship of Parties.  The Parties understand and agree that with respect
to  the   Project  no  Party  is  an  agent,   employee,   contractor,   vendor,
representative or partner of any other Party, that no Party shall owe a fiduciary duty to any other Party, that no Party shall hold itself out as such to any third party, and that no Party is capable of binding any other Party to any obligation or liability without the prior express written consent of the other Party. Notwithstanding anything to the contrary in this PDA, the relationship among the Parties with respect to the Project shall not constitute a partnership, joint venture or any other form of business organization prior to execution of a definitive document to that effect.

15. Integration. The terms and provisions contained in this PDA constitute the entire agreement between the Parties with respect to the subject matter hereof. No other agreements, promises, correspondence, discussions, representations or understandings, either express or implied, unless expressly set forth herein, are binding between the Parties.

16. No Oral Modifications. This PDA may not be amended or modified except by written agreement executed by each of the Parties hereto.

17. Term. This PDA shall terminate on the earliest to occur of (a) the execution by the Parties of the PSA, (b) the agreement of all of the Parties to terminate this PDA, (c) thirty (30) calendar days following the end of the calendar quarter during which the Parties receive final notification that the Request is denied, or (d) March 1, 2002. The rights and obligations of the Parties under this PDA shall cease immediately upon termination except that termination shall not affect any rights or obligations, which have accrued on or before the date of termination, and the provisions of Section 18 shall have effect as stated herein.

18. Survival. In the case of a termination of this PDA (except because of execution of the PSA), the obligations of the Parties under Sections 2, 5, 9, 12, 13, 20 and 21, shall survive such termination.

19. Competitiveness of Affiliate Contracts. Any contract proposed to be entered into between the Owner, on the one hand, and any Party or affiliate of any Party, on the other hand, must be negotiated in good faith on an arm's-length basis, must have terms that are reasonably competitive with those generally available in the market from unaffiliated third Parties, and must be sufficient to satisfy the requirements of construction and permanent debt financing. No Party shall have a right of first refusal or an exclusive negotiating right with respect to any such contract, an the Owner shall have the right to seek competitive bids from third Parties with respect to any such contract. Any Party that is negotiating with the Owner regarding the terms of such a contract shall not participate in any analysis, negotiations, decisions deliberations by Owner or the other Parties regarding such contract. Subject to the foregoing, the Parties contemplate that the Owner will contract with (a) Energy Generation Corporation or one of its Affiliates for the Engineering, Procurement, and Construction of the Project, and (b) MEVCO or one of its Affiliates for the financing of the Project and (c) Taylor-DeJongh Inc. or one of their Affiliates



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for the  Financial  Advisory  services of the Project,  and (d) Energy  Services
Inc., for Owner's Engineer services of the Project, and (e) REGENT or one of its Affiliates for fuel suppl arrangements for the Project, and (f) REGENT or one of its affiliates for the site acquisition, inclusive of water requirements, rights-of-way, and transmission line access.

20.      Arbitration.

          (a) All claims, disputes or controversies arising in connection with or under this PDA or relating thereto shall be finally settled under the Commercial Rules of the American Arbitration Association then in effect (the "Rules") by a single arbitrator appointed in accordance with the Rules. The arbitration shall be held in Houston, Texas. The decision of the arbitrator shall be final, binding and enforceable in any court of competent jurisdiction and the Parties agree that there shall be no appeal from the arbitrator's decision. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding.

The right to arbitrate shall survive the termination of the Agreement. The Parties acknowledge and agree that this Agreement includes activities in Interstate Commerce and that the Federal Arbitration Act, 9 U.S.C. ss.1 et seq shall control and apply to all arbitrations conducted hereunder, notwithstanding any state law provisions to the contrary. Any award entered by the arbitrator(s) may be enforced by a judgment entered in a court of competent jurisdiction.

          (b) This agreement to arbitrate shall be binding upon the successors, assigns and any trustee or receiver of any Party.

21. Confidentiality and Non-Competition. It is understood that all or some of the Parties may be submitting interconnect requests for other power projects in the United States. In order to protect the business strategies of the Parties and the confidential information shared among the Parties relating to this Project which will be relevant to and useful in the preparation of interconnect requests for such other projects, the Parties agree that they will not (a) contract with any entity or person other than the Parties to provide engineering, procurement, construction, financing, financial advisory services, owner's engineer services, and fuel for the Project; nor (b) submit or participate in the submission of an interconnect request to acquire an interest in the Project, and/or disclose any information relating to the Project that it received as part of its participation in this Project.

22. Development Fee. It is understood by the Parties that they will share in the Project's Development Fee on a 75/25 basis, irrespective of their equity percentage at financial closing. The Parties agree that a development fee of four (4%) shall be paid to the Parties by the Owner at time of financial closing.




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



          IN WITNESS WHEREOF, the Parties have caused this PDA to be executed by their duly authorized officers as of the day and year first above written.

                                     "MEVCO"

                                     Millennium Ventures LLC
                                     a Delaware, USA company



                                     By: /s/ Phillip P. Gennarelli
                                         ---------------------------------------
                                         Phillip P. Gennarelli
                                         Managing Director


                                    "REGENT"

                                    Regent Exploration Company
                                    A Nevada U.S.A. corporation



                                    By: /s/ John Ehrman
                                        ----------------------------------------
                                        John Ehrman
                                        President




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